                                                                    Exhibit 4(h)



                              October 26, 1996



The Boatmen's National Bank of St. Louis
P.O. Box 236
St. Louis, MO  63166

Attention:  Timothy L. Drone, Vice President & Manager

Bank of Boston Connecticut
Corporate Banking
1 Landmark Square
Stamford, CT  06901

Attention:  Jo Ann Keller, Director

The Chase Manhattan Bank, N.A.
One Chase Plaza
New York, NY  10081

Attention:  Scott S. Ward, Vice President

Citibank, N.A.
399 Park Avenue, 8th Floor
New York, NY  10043

Attention:  Goran Sare, Vice President
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                                       2



Credit Suisse
New York Branch
12 East 49th Street
New York, NY  10017

Attention:  Lynn Allegaert

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260-0060

Attention:  Martin R. Atkin, Managing Director

                        Re:  Second Amendment and Waiver
                             ---------------------------

Dear Sirs:

          We refer to the Credit Agreement, dated as of September 30, 1993, as amended effective May 1, 1995 ("Credit Agreement"), among Olin Corporation ("Borrower"), Bank of Boston Connecticut, Citibank, N.A., Credit Suisse, Morgan Guaranty Trust Company of New York, The Boatmen's National Bank of St. Louis and The Chase Manhattan Bank, N.A. Capitalized terms utilized but not defined herein have the meanings specified in the Credit Agreement.

          The following sets forth the agreement of the undersigned to waive provisions of the Credit Agreement with respect to the spinoff to the Borrower's shareholders of the Borrower's Ordnance and Aerospace Divisions as specified below and to amend Section 4.01(e) of the Credit Agreement:

1. The Borrower has informed the Banks that it proposes to spinoff to its shareholders the business and assets of its Ordnance and Aerospace Divisions, including the subsidiaries relating thereto. The spinoff would be effectuated by the declaration of a dividend in the form of the shares of a recently-formed corporation ("Newco"), a Virginia corporation and wholly-owned Subsidiary of the Borrower, to which the assets and certain liabilities of these Divisions will be transferred prior to the spinoff. The Borrower has requested that the Banks consent to the proposed spinoff notwithstanding the provisions of the Credit Agreement. Notwithstanding anything to the contrary contained in the Credit Agreement, the Lenders hereby consent to the proposed spinoff described herein, agree that the proposed spinoff shall not constitute an Event of Default under the Credit Agreement and waive compliance with any provisions thereof in connection therewith.

2. The text contained in Section 4.01(e) is hereby deleted and replaced with "(e) [Intentionally Left Blank]".
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                                       3



3. Except as amended or waived hereby, the provisions of the Credit Agreement remain in full force and effect.

4. This second amendment and waiver shall become effective as of October 31, 1996 provided it is approved by the Banks as required by Section 8.01 of the Credit Agreement at any time.

     The Borrower confirms that the representations and warranties contained in
Section 4.01 of the Credit Agreement are correct as though made on and as of the date hereof (for this purpose the term "Agreement" as used in Section 4.01 shall mean the Credit Agreement as amended hereby).

     Kindly confirm by your signature below your agreement to the foregoing.

                              BORROWER
                              --------

                              OLIN CORPORATION


                              By -----------------------------------------
                                 Title:  Vice President and Treasurer


Commitment                    BANKS
----------                    -----

  $ 20,000,000                BANK OF BOSTON CONNECTICUT


                              By: ----------------------------------------
                                  Name:
                                  Title:



  $ 50,000,000                CITIBANK, N.A.


                              By: ----------------------------------------
                                  Name:
                                  Title:
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                                       4

  $ 20,000,000                CREDIT SUISSE


                              By: ----------------------------------------
                                  Name:
                                  Title:


                              By: ----------------------------------------
                                  Name:
                                  Title:


  $ 40,000,000                MORGAN GUARANTY TRUST
                                COMPANY OF NEW YORK


                              By: ----------------------------------------
                                  Name:
                                  Title:


  $ 30,000,000                THE BOATMEN'S NATIONAL BANK
                                OF ST. LOUIS


                              By: ----------------------------------------
                                  Name:
                                  Title:


                              By: ----------------------------------------
                                  Name:
                                  Title:


  $ 90,000,000                THE CHASE MANHATTAN BANK, N.A.


                              By: ----------------------------------------
                                  Name:
                                  Title:

  $250,000,000                    Total of the Commitments